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                                             As filed pursuant to Rule 424(b)(3)
                                                    under Securities Act of 1933
                                                     Registration No. 333-103504


                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE
      POLARIS CHOICE (II) VARIABLE ANNUITY (R-3043-PRO (R 4/03)) PROSPECTUS
                              DATED OCTOBER 6, 2003
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On October 28, 2003, the shareholders of Asset Allocation Portfolio approved an
Agreement and Plan of Reorganization whereby all assets and liabilities of Asset Allocation Portfolio in the SunAmerica Series Trust ("SAST") will be exchanged for equal shares of equal value of Asset Allocation Portfolio in Anchor Series Trust ("AST"). The reorganization will occur on or about November 24, 2003. At that time, all references in the prospectus and Statement of Additional Information to the Asset Allocation Portfolio managed by WM Advisors, Inc. are hereby changed to reflect that the portfolio is part of AST, and not the SAST.

Date:  November 24, 2003


               Please keep this Supplement with your Prospectus

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